UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2007

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction	Commission File	(I.R.S. Employer
of incorporation)	Number	Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 946-6440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM                  7.01        Regulation FD Disclosure

On March 12, 2007, the Company issued a press release announcing that a Ceragenin treated catheter was able to virtually prevent bacterial biofilm formation in a 21 day study.  In the study, polyurethane catheters treated with Ceragenins were soaked daily in a phosphate suffered solution along with an untreated catheter.  At day 21, the catheters were challenged with an inoculum of one million colony forming units of methicillin-resistant staph aurius (MRSA).  The untreated control catheter had 30,000 bacterial colony forming units (CFUs) adhered to the catheter surface while the Ceragenin treated catheters had fewer than 100 CFUs adhered to the surface.

ITEM                  9.01        Financial Statements and Exhibits

(d)  Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Item	Title
99.1	Press Release dated March 12, 2007

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated: March 13, 2007	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer